Exhibit 4.5
COMMON STOCK PAR VALUE J.0001 COMMON STOCK THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND JERSEY CITY, N J Automo&VB Certificate Number ZQ 000000 PENSKE AUTOMOTIVE GROUP, INC. INCORPORATED-UNDER THE LAWS ,OF THE STATE OF DELAWARE . .CUSIP 70959W 10 3 SEE REVERSE FOR CERTAIN DEFINITIONS THIS CERTIFIES THAT is the owner of FULLY PAID AND NON ASSESSABLE SHARES OF THE VOTING COMMON STOCK OF | Penske Automotive Group, Inc. (hereinafter called the “Corporation”) transferable on the books of the Corporation in person or by dujy authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile :seal of the Corporation arid the facsimile signatures of its .duly, authorized officers. Chairman of the Board and Chief Executive Officer DATE D <<Month Day, Year» COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST COMPANY, N.A. TRANSFER AGENT AND REGISTRAR, By- AUTHORIZED SIGNATURE Secretary PO BOX 43004, Providence, Rl 02940-3004 MR A SAMPLE DESIGNATION (IF ANY) ADD1 ADD 2 ADD 3 ADD 4 CUSIP XXXXXXXXX Holder ID • XXXXXXXXXX Insurance Value 1,000,000.00 Number of Shares 123456 DTC 12345678 123456789012345 Certificate Numbers Num/No. Denom. Total 1234567890/1234567890 1 1 1 1234567890/1234557890 2 2 2 1234567890/1234557890 3 3 3 1234567890/1234557890 4 4 4 1234567890/1234587890 5 5 5 1234567890/1234557890 6 6 6 Total Transaction 7

PENSKE AUTOMOTIVE GROUP, INC.
THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, THE DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUESTS MAY BE MADE TO THE CORPORATION OR TO THE TRANSFER AGENT.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT- Custodian
(Cust) (Minor)
TEN ENT	-	as tenants by the entireties	under Uniform Gifts to Minors Act
(State)
JT TEN	-	as joint tenants with right of survivorship	UNIF TRF MIN ACT Custodian (until age )
		and not as tenants in common	(Cust) (Minor)
under Uniform Transfers to Minors Act
(State)
Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
For value received, hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

Shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:	20

Signature:

Signature:

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

SECURITY INSTRUCTIONS